EXHIBIT 99.1

POSH TOTS, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Posh Tots, LLC
Glen Allen, Virginia

We have audited the balance sheets of Posh Tots, LLC as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in members’ deficit, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posh Tots, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 7, 2006

Posh Tots, LLC
Balance Sheets

	December 31,

	2005	2004

ASSETS
CURRENT ASSETS:
Cash	$472,274	$140,534
Accounts Receivable - Trade	13,253	—
Accounts Receivable - Other	16,550	22,942
Inventory	108,690	94,986
Prepaid Expenses	1,147	498

TOTAL CURRENT ASSETS	611,914	258,960
PROPERTY AND EQUIPMENT, net	58,548	48,113
OTHER ASSETS:
Intangible Assets, net	—	199
Security Deposits	3,531	1,000

TOTAL OTHER ASSETS	3,531	1,199

TOTAL ASSETS	$673,993	$308,272

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts Payable	$235,835	$258,677
Accounts Payable – Related Parties	35,138	2,010
Accrued Liabilities	86,060	78,048
Accrued Bonus	99,800	—
Deferred Revenue	591,234	311,347
Payroll Liabilities	17,224	16,994
Other Accrued Taxes	819	624

TOTAL CURRENT LIABILITIES	1,066,110	667,700

TOTAL LIABILITIES	1,066,110	667,700
MEMBERS’ DEFICIT	(392,117)	(359,428)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$673,993	$308,272

The accompanying notes are an integral part of these financial statements.

Posh Tots, LLC
Statements of Income and Changes in Members’ Deficit

	Year Ended December 31,

	2005	2004

Sales, net of returns and allowances	$6,279,298	$4,544,899
Cost of goods sold	3,518,944	2,627,289

Gross profit	2,760,354	1,917,610
Selling, general and administrative expenses	2,369,692	1,904,564

Income from operations	390,662	13,046
Other income	3,464	993

Net income	394,126	14,039
Members’ deficit
Members’ deficit, beginning of year	(359,428)	(282,739)
Members’ contributions	3,564	188,553
Members’ distributions	(430,379)	(279,281)

Members’ deficit, end of year	$(392,117)	$(359,428)

The accompanying notes are an integral part of these financial statements.

Posh Tots, LLC
Statements of Cash Flows

	Year Ended December 31,

	2005	2004

Operating activities:
Net income	$394,126	$14,039
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	25,342	22,969
Changes in operating assets and liabilities
Increase in accounts receivable	(6,861)	(10,644)
(Increase) decrease in inventory	(13,704)	25,383
Increase in prepaid expenses	(649)	(498)
Increase in security deposits	(2,531)	—
Increase in accounts payable	10,286	60,925
Increase in accrued liabilities	8,012	8,862
Increase (decrease) in accrued bonus	99,800	(11,329)
Increase in deferred revenue	279,887	24,471
Increase in payroll liabilities	230	2,571
Increase (decrease) in other accrued taxes	195	(1,086)

Net cash provided by operating activities	794,133	135,663
Investing activities:
Purchase of property and equipment	(35,578)	(7,232)

Net cash used in investing activities	(35,578)	(7,232)
Financing activities:
Members’ contributions	3,564	188,553
Members’ distributions	(430,379)	(279,281)

Net cash used in financing activities	(426,815)	(90,728)

Net increase in cash	331,740	37,703
Cash, beginning of year	140,534	102,831

Cash, end of year	$472,274	$140,534

The accompanying notes are an integral part of these financial statements.

NOTE A – ORGANIZATION AND NATURE OF ACTIVITIES

Posh Tots, LLC (“Posh Tots” or the “Company”) was incorporated as a Virginia-based LLC on March 30, 2000.  As a limited liability company, all members are afforded the protection of limited liability.  A member is only subject to personal liability if such member is negligent and causes damages to a third party.  Short of negligence, a member’s exposure is limited to the assets of the LLC.  All membership interests are the same.  Virginia law does not limit an LLC to a term of years.  For that reason this LLC will continue indefinitely until such time that the members decide to dissolve it.

Posh Tots is the premier on-line and catalogue retailer of upscale, heirloom-quality children’s furnishings, bedding and décor accessories.  The Company’s website, www.PoshTots.com, was launched in the fall of 2000 and now offers more than 4,000 items from over 250 artisans, many of which sell their items exclusively on-line with Posh Tots.

In May of 2005, the Company introduced PoshLiving.com, providing its customers with an exclusive selection of quality furnishings for the entire home.  PoshCravings.com, the Company’s new e-zine and website, was launched in March of 2006. Created for fashion-forward moms and moms-to-be everywhere, PoshCravings.com provides a fresh outlook on female-centric, targeted topics such as fashion, parenting advice, family travel destinations and more.  Advertisers trying to reach the highly sought after “mommy market” have several advertising opportunities to pursue through PoshCravings.com.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in its financial statements and accompanying notes.  Actual results could differ from those estimates.

Concentration of Credit Risk

The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. From time to time, the Company had cash in financial institutions in excess of federally insured limits. As of December 31, 2005 and 2004, the Company had cash in excess of FDIC limits of $387,859 and $39,307, respectively.

For the years ended December 31, 2005 and 2004, one supplier accounted for 13% and 0%, respectively, of the Company’s purchases, of which $13,739 and $0, respectively was included in accounts payable in the accompanying balance sheets.

Accounts Receivable - Trade

The Company conducts business and extends credit based on the evaluation of its customers’ financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.  The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. As of December 31, 2005 and 2004, the Company considered its accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts were recorded.

Inventory

Inventory consists of finished goods purchased from third parties and is stated at the lower of cost or market using the first-in, first-out method.  The Company reviews its inventory for slow moving and obsolete items as changes in circumstances indicate that the carrying value may have been impaired.  The Company determined that a reserve for slow moving and obsolete inventory was unnecessary at December 31, 2005 and 2004.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation.  The Company uses the straight-line method in computing depreciation for financial reporting purposes.  The annual provisions for depreciation have been computed principally in accordance with the following ranges of asset lives: computer equipment and software – 3 years; office equipment and furniture – 5 years.

Expenditures for maintenance and repairs are charged to expense as incurred.  Major improvements that extend the lives of the respective assets are capitalized.  Any gain or loss on disposition of assets is recognized currently.

Intangible Assets and Long-Lived Assets

Intangible assets are amortized on a straight-line basis over the respective useful lives of the assets.  Amortization expense was $199 and $396 for the years ended December 31, 2005 and 2004, respectively.

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

The Company is a limited liability company taxed as a partnership in which all elements of income and deductions are included in the tax returns of the members of the Company. Therefore, no income tax provision is recorded by the Company.

Deferred Revenue

Deferred revenue represents payments received from customers in advance of shipping products.

Revenue Recognition

We have adopted the SEC Staff Accounting Bulletin (SAB) No. 101 — Revenue Recognition, which defines that revenue is both earned and realizable when the following four conditions are met: pervasive evidence of an arrangement exists; the selling price is fixed or determinable; delivery or performance has occurred; and collectibility is reasonably assured.

Per SEC Staff Accounting Bulletin (SAB) No. 104, which further clarifies SAB No. 101, if merchandise is shipped to our customers F.O.B. Shipping Point, title is considered to have transferred to the customer at the time the merchandise is delivered to the carrier. Our policy is to ship F.O.B. Shipping Point from our distribution center and drop ship locations, and therefore we recognize revenue at time of shipment.

We have also adopted EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, as our formal guidelines for the recognition of revenue in our financial statements. All sales are completed through us and liability for product purchases is assumed by us. Therefore, we recognize the gross sales price as revenue.

The Company recognizes revenues from product sales, net of any discounts, when the products are shipped to customers. Shipping and handling charges paid by customers are included in net sales, and the related costs are included in cost of goods sold.  The Company provides for an allowance for sales returns and refunds in the period of sale based on historical experience.  At December 31, 2005 and 2004, the allowance for sales returns was $44,529 and $48,233, respectively.

Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred and were $344,577 and $254,652 for the years ended December 31, 2005 and 2004, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments approximate their respective estimated fair values due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Compensated Absences

Certain employees of the Company are entitled to vacation and sick leave depending on length of service and other factors. The value of accumulated vacation and sick leave accrued for salaried employees is estimated at $4,835 and $5,536 at December 31, 2005 and 2004, respectively.

Recently Issued Accounting Pronouncements

In June 2001, FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which provides standards on the accounting for obligations associated with the retirement of long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.  The adoption of this statement did not have a significant impact on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses exit or disposal activities including one-time involuntary employee termination benefits, contract termination costs and costs to consolidated facilities or relocate employees.  Existing accounting guidelines (principally Emerging Issue Task Force Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity) require companies to recognize a liability when management commits itself or announces plans to exit or dispose of an activity. SFAS No. 146 will prohibit companies from recognizing an exit or disposal liability until the liability has been incurred, generally the “communication date” for one-time termination benefits and the contract termination or “cease use date “ for contract costs, and will require these liabilities to be  measured at fair value.  This statement is effective for exit or disposal activities initiated after December 31, 2002. The adoption of the provisions of this statement did not have an impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this statement did not have an impact on the Company’s financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 143, Chapter 4, “Inventory Pricing” Paragraph 5 of ARB No 143, Chapter 4, previously stated that “under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period changes.  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.  This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Management does not expect adoption of SFAS No. 151 to have a material impact, if any, on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153. Exchanges of Nonmonetary Assets, an amendment to Opinion No 29, Accounting for Nonmonetary Transactions. SFAS No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board.  The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2002.  Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004.  Management does not expect adoption of SFAS No. 153 to have a material impact, if any, on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) amends SFAS No. 123, Accounting for Stock-Based Compensation, and APB Opinion No 25, Accounting for Stock Issued to Employees. SFAS No. 123 (R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements.  SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the company’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of a company’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005.  Management does not expect adoption of SFAS No. 123(R) to have a material impact, if any, on the Company’s financial position or results of operations.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No 51, Consolidated Financial Statements.  This interpretation addresses consolidation by business enterprises of entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  Variable interest entities are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among the parties involved. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity’s expected losses or receives a majority of its expected residual returns.  In December 2003, the FASB amended FIN 46, now known as FIN 46 Revised (“FIN 46R).  The requirements of FIN 46R are effective no later than the end of the first reporting period that ends after March 15, 2004. A company that has applies FIN 46 to an entity prior to the effective date of FIN 46R shall either continue to apply FIN 46 until the effective date of FIN 46R at an earlier date.  The adoption of this interpretation did not have an impact on the Company’s financial statements.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections.  SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle.  This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  When a pronouncement includes specific transition provision, those provisions should be followed.

Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

The correction of an error in previously issued financial statements is not an accounting change.  However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively.  Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The adoption of this statement did not have an impact on the Company’s financial statements.

SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”  This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.
c.

Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.
e.

Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  Management does not expect adoption of SFAS No. 155 to have a material impact, if any, on the Company’s financial position or results of operations.

NOTE C – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31,

	2005	2004

Computer equipment	$71,384	$53,372
Office furniture and equipment	53,570	36,003

Property and equipment	124,954	89,375
Less: Accumulated depreciation	(66,406)	(41,262)

Property and equipment, net	$58,548	$48,113

Depreciation expense was $25,144 and $22,574 for the years ended December 31, 2005 and 2004, respectively.

NOTE D – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan under which all eligible employees may contribute up to 15% of their compensation to a maximum of $14,000. The Company contributes to the plan at the discretion of management. There were no contributions made by the Company in 2005 and 2004.

NOTE E – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space under operating leases expiring in May and August 2006. The Company also leases office equipment under an operating lease that expires in January 2009.  In the normal course of business, operating leases are generally renewed or replaced by other leases.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2005, for each of the next three years and in the aggregate are:

Year Ended December 31,	Amount

2006	$60,989
2007	1,992
2008	1,992

Total minimum future rental payments	$64,973

Rent expense, including utilities and common area expenses, was $84,178 and $74,719 for the years ended December 31, 2005, and 2004, respectively.

NOTE F – SUBSEQUENT EVENT

On January13, 2006, BabyUniverse, Inc. (“BabyUniverse”) completed an acquisition of substantially all of the assets of Posh Tots.  The acquisition was consummated pursuant to the terms and provisions of an Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc., a wholly owned subsidiary of BabyUniverse, and Posh Tots.  The consideration paid by BabyUniverse consisted of:

•	$6.0 million in cash,
•	promissory note for $6.0 million,
•

237,248 shares of BabyUniverse, Inc. common stock, valued at $2,014,236 based on an average price of $8.49 over the seven trading days preceding, the day of, and the seven trading days following the acquisition,

•	warrants to purchase 110,000 shares of BabyUniverse common stock at a price of $8.10 per share,
•	less a purchase price adjustment based on the Company’s working capital on the acquisition date.